Exhibit 99.1

Dana Launches $400 Million Senior Notes Offering

MAUMEE, Ohio, June 16, 2020/PRNewswire/ – Dana Incorporated (NYSE: DAN) (“Dana” or the “Company”) today announced that it is commencing, subject to market conditions, a registered offering of $400 million aggregate principal amount of senior unsecured notes due 2028. The Company intends to use the net proceeds from the offering to partially repay its borrowings under its revolving credit facility and for general corporate purposes. In connection with the closing of the offering, the Company intends to terminate its undrawn $500 million bridge facility that it entered into in April 2020.

Citigroup Global Markets Inc.; Barclays Capital Inc.; BMO Capital Markets Corp.; BofA Securities; Citizens Capital Markets, Inc.; Commerz Markets LLC; Credit Suisse Securities (USA) LLC; Goldman Sachs & Co. LLC; J.P. Morgan Securities LLC; KeyBanc Capital Markets Inc.; Mizuho Securities USA LLC and RBC Capital Markets, LLC are acting as joint-bookrunning managers in the offering.

The offering is being made pursuant to the Company’s automatic shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on November 5, 2019, and pursuant to a preliminary prospectus supplement, which will also be filed with the SEC.

A prospectus and prospectus supplement concerning the offering may be obtained from:

•

Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, by calling 1-800-831-9146 or by emailing prospectus@citi.com;

•	Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by calling 1-888-603-5847 or by emailing barclaysprospectus@broadridge.com;

•	BMO Capital Markets Corp., 3 Times Square, 25th Floor, New York, NY 10036, Attention: High Yield Capital Markets, by calling 1-212-702-1882;

•	BofA Securities NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte NC 28255-0001, Attention: Prospectus Department, by emailing dg.prospectus_requests@baml.com;

•	Citizens Capital Markets, Inc., 27777 Franklin Road, 19th Floor, Southfield, Michigan 48034;

•	Commerz Markets LLC, 225 Liberty Street, 32nd Floor, New York, New York 10281;

•	Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, 3rd Floor, New York, NY 10010, Attention: Prospectus Department, by calling 1-800-221-1037 or by emailing ecm.prospectus@credit-suisse.com;

•	Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, Attention: Prospectus Department, by calling 1-866-471-2526, by faxing 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com;

•	J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, by calling 1-866-803-9204;

•	KeyBanc Capital Markets Inc., 127 Public Square, Cleveland, Ohio 44114;

•	Mizuho Securities USA LLC, 320 Park Avenue, 12th Floor, New York, NY 10022, Attention: Debt Capital Markets Syndicate, by calling 1-866-271-7403; or

•	RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281, Attention: Leveraged Capital Markets, by calling 1-877-280-1299.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including with respect to the use of proceeds and the termination of the bridge facility, are based on our current expectations, estimates, and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a world leader in providing power-conveyance and energy-management solutions that are engineered to improve the efficiency, performance, and sustainability of light vehicles, commercial vehicles, and off-highway equipment. Enabling the propulsion of conventional, hybrid, and electric-powered vehicles, Dana equips its customers with critical drive and motion systems; electrodynamic technologies; and thermal, sealing, and digital solutions.

Founded in 1904, Dana employs more than 31,700 people who are committed to delivering long-term value to their customers, which include nearly every vehicle manufacturer in the world. Based in Maumee, Ohio, USA, and with locations in 34 countries across six continents, the company reported sales of $8.6 billion in 2019. Having established a high-performance culture that focuses on its people, the company has earned recognition around the world as a top employer.

Media Contact: Jeff Cole +1-419-887-3535 jeff.cole@dana.com	Investor Contact: Craig Barber +1-419-887-5166 craig.barber@dana.com